Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Municipal High Income Opportunity Fund

811-21449

The annual meeting of shareholders was held in the offices of Nuveen Investments on May 16, 2013; at this meeting the shareholders were asked to vote on the approval of an Agreement and Plan of Reorganization, the approval of the issuance of additional common shares, and the election of Board Members. The meeting was subsequently adjourned to June 21, 2013.

Voting results for June 21, 2013 are as follows:

<c> Common and Preferred shares voting
 together as a class
<c>  Preferred
Shares
<c>  Common
Shares
To approve an Agreement and Plan of
Reorganization.



   For

                 510
                    -
   Against

                    -
                    -
   Abstain

                    -
                    -
   Broker Non-Votes

                    -
                    -
      Total

                 510
                    -




To approve the issuance of additional
common shares in connection with each Reorganization.



   For
           14,636,439
                          -
           14,635,929
   Against
             1,313,419
                          -
             1,313,419
   Abstain
                378,647
                          -
                378,647
   Broker Non-Votes
             5,271,107
                          -
             5,271,107
      Total
           21,599,612
                          -
           21,599,102





Proxy materials are herein
incorporated by reference
to the SEC filing on April 24,
2013, under
Conformed Submission Type
Form 497, accession
number 0001193125-13-170698